Exhibit 99.1

China TransInfo Announces Resignation of Chief Financial Officer

BEIJING, Nov. 3, 2010 --- China TransInfo Technology Corp. (Nasdaq:CTFO) ("China TransInfo" or the "Company"), a leading provider of intelligent transportation systems for highway and urban transportation management in China through its affiliate, China TransInfo Technology Group Co., Ltd. (the "Group Company"), today announced that Mr. Troy (Zhihai) Mao resigned from his position as the Company's Chief Financial Officer for personal health reasons, effective October 31, 2010.

Mr. Mao's resignation is not in connection with any disagreement with the Company regarding financial, accounting, or other practices. Until a permanent replacement is officially named, Ms. Danxia Huang, the Company's Vice President of Operations, will also serve as Interim Chief Financial Officer. Mr. Mao has agreed to serve as a consultant to the Company during this transition period.

"I have very much enjoyed working with China TransInfo and wish the Company and all of my colleagues every success in the future," stated Mr. Mao. "I look forward to serving as an advisor and consultant to the Company to help ensure a smooth transition."

"Troy has been a highly valued member of our management team and we wish him all the best in his future endeavors," said Mr. Shudong Xia, Chairman and Chief Executive Officer. "I would like to thank him for his many contributions, including leading our NASDAQ listing in 2008, enhancing our financial management and internal controls, and fostering strong relationships with the investment community. Troy's achievements form a solid foundation that we plan to continue to build upon going forward.

"We have identified a highly qualified CFO replacement with extensive U.S. GAAP accounting, finance, capital markets, managerial and U.S. and China business experience. He has worked in the finance function at a Fortune 500 company and at a Big Four audit firm, and is a U.S. Certified Public Accountant. We plan to formally announce our new CFO candidate by the end of the year when he officially joins our Company."

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company's PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formulator of several transportation technology \national standards, the Company owns five patents and has won a majority of the model cases awarded by the PRC Ministry of Transportation. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company's website at http://www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "plans" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange

Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. Athan Dounis
China TransInfo Technology Corp	Email: athan.dounis@ccgir.com
Email: ir@ctfo.com	Tel: +1-646-213-1916
Tel:+ 86-10 –5169 1657